                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

  The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

  The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                       State or Other
                                                        Jurisdiction
Subsidiary                                            of Incorporation
----------                                            ----------------

ACCO World Corporation                                 Delaware
 ACCO Canada Inc.                                      Ontario, Canada
   Plymouth Tool & Stamping Limited                    Ontario, Canada
 ACCO Europe PLC                                       England
   ACCO France S.A.                                    France
   ACCO-Rexel Group Services PLC                       England
     ACCO UK Limited                                   England
       Hetzel GmbH & Co. KG                            Germany
     ACCO Eastlight Limited                            England
     Marbig Rexel Pty. Limited                         Australia
     ACCO Australia Limited                            Australia
     ACCO-Rexel Limited 1                              Republic of Ireland
   Don Gresswell Limited                               England
 ACCO USA, Inc.                                        Delaware
 Day-Timers, Inc.                                      Delaware
   Day-Timers of Canada, Ltd.                          Canada
   Day-Timers Pty. Limited                             Australia
   Sax Arts and Crafts, Inc.                           Delaware
 International Business Controls, B.V.  2              Netherlands
   ACCO Italia S.p.A.                                  Italy
 Kensington Microware Limited                          Delaware
   Advanced Gravis Computer Technology Ltd.            British Columbia, Canada

------------
1  66.67% owned by ACCO-Rexel Group Services PLC and 33.33% owned by ACCO
     World Corporation.
2  Does business in the Republic of Ireland through a branch named "ACCO
   Ireland."

                                                       State or Other
                                                        Jurisdiction
Subsidiary                                            of Incorporation
----------                                            ----------------

Acushnet Company                                       Delaware
 Acushnet Cayman Limited                               British West Indies
   Acushnet Lionscore Limited  3                       British West Indies
 Acushnet Foreign Sales Corporation                    Barbados
 Acushnet International Inc.                           Delaware
   Acushnet Canada Inc.                                Canada
   Acushnet Limited                                    England
     Acushnet South Africa (Pty.) Ltd.                 South Africa
   Acushnet GmbH                                       Germany
     Acushnet-Danmark ApS                              Denmark
     Acushnet France S.A.                              France
     Acushnet Nederland B.V.                           Netherlands
     Acushnet Osterreich GmbH                          Austria
     Acushnet Sverige A.B.                             Sweden
   Titleist Japan, Inc.  4                             Japan
 Foot-Joy (Thailand) Limited  5                        Thailand
 Titleist & Foot-Joy (Thailand) Limited  5              Thailand
 Cobra Golf Incorporated                               Delaware
   Cobra Golf Europe, S.A.                             France
   Cobra Golf Export, Inc.                             Barbados
   Cobra Golf-Japan Incorporated                       Delaware
   Cobra Golf U.K.                                     England
AmeriBrands Finance Canada Ltd.                        Ontario, Canada
American Brands Finance Europe B.V.                    Netherlands
American Brands International Corporation  Delaware
ATIC Group, Inc.                                       Delaware
 Gallaher Limited                                      England
   Benson & Hedges Limited                             England
   J. R. Freeman & Son Limited                         England
   Gallaher Canarias S.A.                              Spain
   Gallaher (Dublin) Limited                           Republic of Ireland
   Gallaher Hellas S.A.                                Greece
   Gallaher International Limited                      England
   Gallaher Kazakhstan Ltd.                            Kazakhstan
   The Galleon Insurance Company Limited               Isle of Man
 The Schooner Insurance Company Limited                Isle of Man


-----------
3  40% owned by Acushnet Cayman Limited.
4  80% owned by Acushnet International Inc.
5  70% owned by Acushnet Company.

                                                       State or Other
                                                        Jurisdiction
Subsidiary                                            of Incorporation
----------                                            ----------------

JBB Worldwide, Inc.                                    Delaware
 Jim Beam Brands Co.                                   Delaware
   James B. Beam Distilling International Co., Inc.    Barbados
   JBB Spirits (New York) Inc.                         New York
 JBB (Asia-Pacific) Pty. Limited                       New South Wales,
Australia
   JBB (Asia-Pacific) Superannuation Pty. Limited      New South Wales,
Australia
 JBB (Greater Europe) PLC  6                           Scotland
   Whyte & Mackay (India) Limited  7                   Delhi, India
 Alberta Distillers Limited                            Alberta, Canada
     Carrington Distillers Limited                     Ontario, Canada
     Featherstone & Co. Limited                        Ontario, Canada
 John de Kuyper & Son, Incorporated                    Delaware
 Wood Terminal Company                                 Delaware
MasterBrand Industries, Inc.                           Delaware
 Aristokraft, Inc.                                     Delaware
 Master Lock Company                                   Delaware
   Master Lock Europe, S.A.  8                         France
   Master Lock Pacific Limited  9                      Hong Kong
 Moen Incorporated                                     Delaware
   Moen China, Limited                                 Hong Kong
   Moen de Mexico, S.A. de C.V.                        Mexico
   Moen Guangzhou Faucet Co., Ltd.  10                 China
   Moen, Inc.                                          Ontario, Canada
   Moen of Pennsylvania, Inc.                          Delaware
   Moen Japan K.K.                                     Japan
   21st Century Companies, Inc.                        Delaware
 Waterloo Industries, Inc.                             Delaware
1700 Insurance Company Ltd.                            Bermuda


------------
6  428,055,999 shares owned by JBB Worldwide; 1 share owned by Jim Beam Brands
   Co.
7  Shares owned 51% by JBB (Greater Europe) PLC.
8  99.68% owned by Master Lock Company.
9 99.9% owned by Master Lock Company; 0.1% owned by American Brands International Corporation.
10 60% owned by Moen Incorporated.

                                       3